Exhibit 16.1

December 22, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Commissioners:

We have read the statements made by Intellia Therapeutics, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 11 of Form S-1 as part of the Form S-1 / Amendment No. 2 of Intellia Therapeutics, Inc., dated December 22, 2015. We agree with the statements concerning our firm appearing in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts